EXHIBIT 10.28

                 AGREEMENT FOR PURCHASE OF STOCK

     THIS AGREEMENT is made and entered into by and between MIDCOAST HOLDINGS NO ONE, INC., a Delaware corporation ("Midcoast") and RAINBOW INVESTMENTS COMPANY, a Texas corporation ("Rainbow").
                      W I T N E S S E T H:
     WHEREAS, Midcoast and Rainbow have agreed to join together for the purpose of acquiring, owning and operating FIVE FLAGS PIPELINE COMPANY, A Florida corporation ("Five Flags") which owns certain pipeline facilities located in Florida; and
     WHEREAS, the Parties desire to set forth the terms and conditions upon which the capital stock of Five Flags is to be acquired;
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:
                            ARTICLE I
                    ACQUISITION OF FIVE FLAGS
Section 1.01.  Five Flags Acquisition.
     Midcoast and Rainbow shall collectively acquire and own all the issued and outstanding capital stock of Five Flags which is now owned by Five Flags Holding Company, a Florida corporation. Said acquisition shall be in accordance with the terms and conditions of the Agreement for Purchase and Sale of Stock attached hereto as Exhibit "A".
Section 1.02. Ownership.
     Midcoast shall purchase and own 91.25% of the Five Flags stock and shall contribute $1,872,450 to acquire said interest. Rainbow shall purchase and own 8.75% of the Five Flags stock and shall contribute $179,550 for said interest.
Section 1.03. Issuance of Stock
     Midcoast shall hold all issued and outstanding shares of Five Flags in its name, including the 8.75% owned by Rainbow which shall be held by Midcoast for the beneficial interest of Rainbow.
Rainbow may upon ten (10) days notice request that all shares beneficially owned by Rainbow be issued directly into its name.
                           ARTICLE II
                     OWNERSHIP AND FINANCING
Section 2.01. Initial Ownership.
     The capital stock of Five Flags to be acquired, shall be owned 91.25% by Midcoast and 8.75% by Rainbow. Each Party is responsible for their proportionate share of the purchase price of the Five Flags stock.

Section 2.02. Distributions.
     Except as provided in Section 2.03 hereof, all Revenue received from ownership of the stock, including but not limited to dividends or liquidation of the stock, shall be paid to the Parties in accordance with their respective ownership interest of Five Flags stock at the time of distribution.
Section 2.03. Rainbow Priority.
     Notwithstanding any provision to the contrary, Rainbow shall be entitled to receive the first $179,550 which shall be collec-tively received by the Parties. This provision shall cover all revenue derived from the ownership of the Five Flags stock, including but not limited to dividends, liquidation payments, stock repurchases or sale of the stock. Prior to Rainbow's receipt of $179,550, Midcoast shall remit to Rainbow, within three days of receipt, any and all amounts it may receive in connection the ownership of Five Flags stock. Once Rainbow has received the sum of $179,550, all future revenues shall be paid to the parties in accordance with their respective ownership interest of the Five Flags stock.
                           ARTICLE III
             TRANSFER OR PLEDGE OF FIVE FLAGS STOCK
Section 3.01. Restriction on Transfer.
     Except as expressly permitted by this Agreement, no Party shall have the right to sell, assign, transfer or dispose of all or any portion of the Five Flags stock owned by the Party without the written consent of the other Party, such consent not to be unreasonably withheld.
Section 3.02. Permitted Transfers.
     Nothing contained in this Agreement shall prevent:
     (a) The transfer by any Party of all of its right, title and interest in the Five Flags Stock (including indebtedness thereof) if all of such right, title and interest is transferred to another corporation, which is an affiliate of the transferor pursuant to:
          (i)  a statutory merger or consolidation, or
          (ii) a sale of all or substantially all of the assets of the transferrer provided that such affiliate as-sumes by operation of law or express agreement with the other Party all of the obligations of the transferrer under this Agreement and that no trans-fer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabili-ties of the Party are assumed by the successor corporation by operation of law) shall relieve the transferrer of its obligations under the Agreement without the approval of all Parties to this agree-ment. Upon such transfer such affiliate shall be admitted in substitution of the transferrer.
     (b) An assignment, pledge or other transfer creating a security interest (and any transfer made in foreclosure or other enforcement of such security interest) in all or any portion of a Party's right, title or interest in the profits of Five Flags.
Section 3.03. Sale of Five Flags Stock.
     a) If any Party receives from an unaffiliated and unrelated third party (the "Offeror") a bona fide offer (the "Offer") to purchase all or a part of their Five Flags stock which they are willing to accept (the "Selling Party"), the Selling Party shall submit a copy thereof to the other party. The other Party shall have the right of first refusal to purchase the Five Flags stock on the same terms and condi-tions by furnishing the Selling Party with written notice to that effect within fifteen
          (15) days of the receipt of the Offer. If this right is not exercised, the Selling Party may transfer its Five Flags stock to the Offeror on the terms and conditions of the Offer, provided however, the Offeror agrees to be bound by the terms and conditions hereof.
          If for any reason the Selling Party does not sell its stock in accordance with the terms and conditions of the Offer, the Selling
          Party's stock shall again be subject to the terms hereof.
     b) In the event of a dispute any party may submit to the others a buy-sell proposal setting forth the basis on which the initiating Party would acquire the interest of the non-initiat-ing Party. If within thirty (30) days after receipt of notice, the non-initiating Party elects not to sell its Five Flags Stock to the initiating Party on the exact terms and condi-tions offered, then the non-initiating Party shall be obligated to purchase the initiating
          Party's Five Flags Stock on identical terms and conditions.
                           ARTICLE IV
                             GENERAL
Section 4.01. Notices.
     (a) Except as provided otherwise herein, all notices, demands, requests, consents or approvals provided for or permitted to be given pursuant to this Agreement must be in writing. Meetings by telephone, shall be with the Designated Representative listed below. All notices authorized or required between the parties, and required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be given in writing by personal delivery or by United States mail, postage or charges prepaid or by telecopier, and ad-dressed to the party to whom directed at the address set forth herein; provided, however, in the event the notice period for any act is ten (10) days or less, such notice may be given by telephone (confirmed by letter, telex, or telegram). The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the United States mail or with the Western Union Telegraph Company, with postage or charges prepaid, or when sent by telecopier or by personal delivery or by telephone (if the act called for is less than ten (10) days). Each party shall have the right to change its address at any time, and from time to time, by giving written notice hereof to all other parties. The address and designated representative for each of the parties is as follows:

     Venturers                          Designated Representative

Midcoast Holdings No. One, Inc.         Dan C. Tutcher
1100 Louisiana, Suite 3030              (713) 650-8900
Houston, Texas 77002

Rainbow Investments Company             Duane S. Herbst
P.O. Box 1050                           (512) 882-8407
Corpus Christi, TX 78403

          Except as provided elsewhere here, all notices, demands, requests, consents and approvals to be sent to Midcoast and/or Rainbow pursuant hereto shall be deemed to have been properly given or served by depositing same in the United States mail, addressed, postage prepaid, and registered or certified with return receipt requested at the above designated addresses or at such other address as any party may hereinafter designate.
     (b) No transferee of any interest shall be entitled to receive a notice independent of the notice sent to the Party making such transfer. A notice sent or made to a Party shall be deemed to have been sent and made to all transferrees, if any, of such Party.
     (c) All payments to be made pursuant hereto to any Party shall be made at the address set forth above for such Party or at such other address as may be designated by a Party upon written notice.
Section 4.02. Governing Laws.
     This Agreement and the obligations hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Texas.
Section 4.03. Entire Agreement.
     This Agreement contains the entire agreement between the parties hereto relative to the acquisition of the Five Flags Stock. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of all parties.
Section 4.04. Waiver.
     No consent or waiver, expressed or implied, by a Party to any breach or default by the other in the performance of its obliga-tions hereunder, shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party. Failure on the part of any Party to complain of any act of the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.
Section 4.05. Headings.
     The headings used in this Agreement are for convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.
Section 4.06. Counterparts.
     This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.
Section 4.07. Binding Agreement.
     Subject to the restrictions on transfer and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Parties and their respective heirs, executors, legal representatives, successors and assigns.
Whenever, in this instrument, a reference to any party is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such party.
Section 4.08. Amendment.
     This Agreement may be amended or modified from time to time but only by a written instrument executed by those Parties then collectively owning all the issued and outstanding Five Flags Stock.
     IN WITNESS WHEREOF, this Agreement is executed as of, and shall be deemed effective as of, _______________________1995.


ATTEST:                            MIDCOAST HOLDINGS NO. ONE, INC.


___________________                By:______________________
                                      Dan C. Tutcher
                                      President


                                   RAINBOW INVESTMENTS COMPANY


___________________                By:_______________________
                                      Duane S. Herbst,
                                      Vice President





AGR-STK